UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2014

AVNET, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-643-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2014, the Board of Directors of Avnet, Inc. (the "Company") appointed William J. Amelio, president, chief executive officer and director of CHC Group Ltd., to serve as a director of the Company, effective immediately. Mr. Amelio will serve on the Compensation and Corporate Governance Committees. There is no arrangement or understanding with any person pursuant to which Mr. Amelio was selected as a director. Mr. Amelio’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, which is described under the heading "Director Compensation" in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 26, 2013. The Company issued a press release announcing the appointment of Mr. Amelio, which is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2014, the Board of Directors approved revisions to the Company’s By-laws (the "By-laws"), effective immediately, to implement a majority vote standard for the election of directors in uncontested elections, coupled with a director resignation policy for those directors who do not receive a majority vote. A copy of the By-laws as amended through May 9, 2014, is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description
3.1 By-laws of the Company as amended through May 9, 2014
99.1 Press release dated May 12, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

May 12, 2014	By:	/s/ Kevin Moriarty

Name: Kevin Moriarty
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	By-laws of the Company as amended through May 9, 2014
99.1	Press release dated May 12, 2014